Exhibit 99.1

Bristol-Myers Squibb Reports First Quarter 2013 Financial Results

•	Posts First Quarter GAAP EPS of $0.37 and non-GAAP EPS of $0.41

•	Net Sales were $3.8 Billion in the First Quarter

•	Begins Commercial Launch of Eliquis® Globally, Including in the U.S., Japan, Germany, U.K., and Canada

•	Assumes Commercial Responsibilities for Byetta® and Bydureon® in Markets Outside the U.S. With AstraZeneca

•	Confirms 2013 GAAP EPS Guidance Range of $1.54 to $1.64 and non-GAAP EPS Guidance Range of $1.78 to $1.88

(NEW YORK, April 25, 2013) – Bristol-Myers Squibb Company (NYSE: BMY) today reported financial results for the first quarter of 2013, and confirmed GAAP EPS and non-GAAP EPS guidance ranges for 2013.

“The first quarter was a good start to an important year in which our focus will be on the growth of existing brands, the execution of new launches and the continued delivery of a diverse and sustainable pipeline,” said Lamberto Andreotti, chief executive officer, Bristol-Myers Squibb. “So far this year, we have launched Eliquis in several markets around the world, have begun working with AstraZeneca to bring Byetta and Bydureon to patients outside the U.S., and have been preparing for the presentation of key clinical data across our pipeline.”

	First Quarter
$ amounts in millions, except per share amounts	2013	2012	Change
Net Sales	$3,831	$5,251	(27)%
GAAP Diluted EPS	0.37	0.64	(42)%
Non-GAAP Diluted EPS	0.41	0.64	(36)%

FIRST QUARTER FINANCIAL RESULTS

•

Bristol-Myers Squibb posted first quarter 2013 net sales of $3.8 billion, a decrease of 27% compared to the same period a year ago, following the U.S. patent expiration of Avapro®/Avalide® in March 2012 and Plavix® in May 2012. Excluding Plavix and Avapro/Avalide, net sales grew by 10% compared to the first quarter of 2012.

•	U.S. net sales decreased 44% to $2.0 billion in the quarter compared to the same period a year ago. International net sales increased 6% to $1.9 billion.

•	Gross margin as a percentage of net sales was 72.3% in the quarter compared to 75.2% in the same period a year ago.

•	Marketing, selling and administrative expenses decreased 1% to $994 million in the quarter.

•	Advertising and product promotion spending decreased 3% to $189 million in the quarter.

•	Research and development expenses increased 2% to $930 million in the quarter.

•	The effective tax rate on earnings before income taxes was 7.6% in the quarter, compared to 26.9% in the first quarter last year.

•	The company reported net earnings attributable to Bristol-Myers Squibb of $609 million, or $0.37 per share, in the quarter compared to $1.1 billion, or $0.64 per share, a year ago.

•

The company reported non-GAAP net earnings attributable to Bristol-Myers Squibb of $679 million, or $0.41 per share, in the first quarter, compared to $1.1 billion, or $0.64 per share, for the same period in 2012. An overview of specified items is discussed under the “Use of Non-GAAP Financial Information” section.

•	Cash, cash equivalents and marketable securities were $5.8 billion, with a net debt position of $2.1 billion, as of March 31, 2013.

FIRST QUARTER PRODUCT AND PIPELINE UPDATE

Bristol-Myers Squibb’s global sales in the first quarter included Orencia®, which grew 26%, Yervoy®, which grew 49%, Sprycel®, which grew 24%, Onglyza®/Kombiglyze™, which grew 25%, and Baraclude®, which grew 13%.

Eliquis

Eliquis received regulatory approval for the reduction of risk of stroke and systemic embolism in patients with nonvalvular atrial fibrillation (NVAF) in South Korea in January, in Russia in February, and in Mexico and Colombia in April. The company co-develops and co-commercializes Eliquis with its partner, Pfizer.

Eliquis was launched for the reduction of risk of stroke and systemic embolism in patients with NVAF in the U.S., Europe, Japan and Canada during the quarter.

Sustiva®

In February, the U.S. Food and Drug Administration (FDA) granted an additional six-month period of exclusivity to market Sustiva. Exclusivity for Sustiva is now scheduled to expire March 2015 in the U.S.

Baraclude

In February, the U.S. District Court for the District of Delaware invalidated the company’s composition of matter patent for Baraclude in the U.S. (No. 5,206,244). The company believes that the U.S. patent for Baraclude is valid and enforceable until February 2015, has filed a Notice of Appeal, and will continue to vigorously defend its intellectual property rights.

Forxiga®

In January, China’s State Food and Drug Administration accepted for review the regulatory submission for Forxiga for the treatment of type 2 diabetes. The company co-develops and co-commercializes Forxiga with its partner, AstraZeneca.

In March, the Japanese Ministry of Health, Labor and Welfare also accepted for review the regulatory submission for Forxiga for the treatment of type 2 diabetes.

Nivolumab

The FDA has granted Fast Track designation for nivolumab in three tumor types: non-small-cell lung cancer, renal cell carcinoma and advanced melanoma.

HCV

In April, at the European Association for the Study of the Liver in Amsterdam, the company announced new Phase II data demonstrating that 12- and 24-week triple direct-acting antiviral (DAA) treatment regimens of daclatisvir, an NS5A replication complex inhibitor, asunaprevir, an NS3 protease inhibitor and BMS-791325, an NS5B non-nucleoside polymerase inhibitor, showed high rates of sustained virologic response of up to 94% in treatment naïve, genotype 1 chronic hepatitis C patients at time points ranging from 4 to 36 weeks post-treatment. The FDA designated this triple-DAA regimen as a Breakthrough Therapy for the treatment of chronic hepatitis C.

FIRST QUARTER BUSINESS DEVELOPMENT UPDATE

In February, the company announced a three-year collaboration agreement with Reckitt Benckiser Group plc for several over-the-counter products sold primarily in Mexico and Brazil, which is expected to close during the second quarter of 2013.

On April 1, the company and its partner, AstraZeneca, assumed commercial responsibility for Byetta and Bydureon in markets outside the U.S.

2013 FINANCIAL GUIDANCE

Bristol-Myers Squibb is confirming its 2013 GAAP EPS guidance range of $1.54 to $1.64 and its non-GAAP EPS guidance range of $1.78 to $1.88. Both GAAP and non-GAAP guidance assume current exchange rates. Non-GAAP line item guidance assumptions for 2013 remain unchanged.

The financial guidance for 2013 excludes the impact of any potential strategic acquisitions and divestitures, and any specified items that have not yet been identified and quantified. The non-GAAP 2013 guidance also excludes other specified items as discussed under “Use of Non-GAAP Financial Information.” Details reconciling adjusted non-GAAP amounts with the amounts reflecting specified items are provided in supplemental materials available on the company’s website.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP earnings from continuing operations and related earnings per share information. These measures are adjusted to exclude certain costs, expenses, significant gains and losses and other specified items. Among the items in GAAP measures but excluded for purposes of determining adjusted earnings and other adjusted measures are: restructuring and other exit costs; accelerated depreciation charges; IPRD and asset impairments; charges and recoveries relating to significant legal proceedings; upfront, milestone and other licensing payments for in-licensing of products that have not achieved regulatory approval which are immediately expensed; net amortization of acquired intangible assets and deferred income related to Amylin; pension settlement charges; and significant tax events. This information is intended to enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Non-GAAP financial measures provide the company and its investors with an indication of the company’s baseline performance before items that are considered by the company not to be reflective of the company’s ongoing results. The company uses non-GAAP gross profit, non-GAAP marketing, selling and administrative expense, non-GAAP research and development expense, and non-GAAP other income and expense measures to set internal budgets, manage costs, allocate resources, and plan and forecast future periods. Non-GAAP effective tax rate measures are primarily used to plan and forecast future periods. Non-GAAP earnings and earnings per share measures are primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

Statement on Cautionary Factors

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, effects of the continuing implementation of governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including any potential future recalls, patent positions and the ultimate outcome of any litigation matter. These factors also include the company’s ability to execute successfully its strategic plans, including its String of Pearls strategy, the expiration of patents or data protection on certain products, and the impact and result of governmental investigations. There can be no guarantees with respect to pipeline products that future clinical studies will support the data described in this release, that the products will receive necessary regulatory approvals, or that they will prove to be commercially successful; nor are there guarantees that regulatory approvals will be sought, or sought within currently expected timeframes, or that contractual milestones will be achieved. For further details and a discussion of these and other risks and uncertainties, see the company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company and Conference Call Information

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

There will be a conference call on April 25, 2013, at 10:30 a.m. EDT during which company executives will review financial information and address inquiries from investors and analysts. Investors and the general public are invited to listen to a live web cast of the call at http://investor.bms.com or by dialing: 913-312-0650, confirmation code: 1234744. Materials related to the call will be available at the same website prior to the call.

For more information, contact: Jennifer Fron Mauer, 609-252-6579, jennifer.mauer@bms.com, Corporate Communications; or John Elicker, 609-252-4611, john.elicker@bms.com, or Ranya Dajani, 609-252-5330, ranya.dajani@bms.com, or Ryan Asay, 609-252-5020, ryan.asay@bms.com, Investor Relations.

Abilify® is the trademark of Otsuka Pharmaceutical Co., Ltd.

Atripla® is a trademark of both Bristol-Myers Squibb Co. and Gilead Sciences, Inc.

Avapro® , Avalide®, and Plavix® are trademarks of Sanofi.

Byetta® and Bydureon® are trademarks of Amylin Pharmaceuticals, LLC and AstraZeneca Pharmaceuticals LP.

Erbitux® is a trademark of ImClone LLC. ImClone Systems is a wholly-owned subsidiary of Eli Lilly and Company.

All other brand names of products are registered trademarks of the Company or one of its subsidiaries.

BRISTOL-MYERS SQUIBB COMPANY

SELECTED PRODUCTS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(Unaudited, dollars in millions)

The following table sets forth worldwide and U.S. reported net sales for selected products. In addition, the table includes, where applicable, the estimated total U.S. prescription change for the retail and mail-order channels for the comparative periods presented for certain of the company’s U.S. pharmaceutical products based on third-party data. A significant portion of the company’s U.S. pharmaceutical sales is made to wholesalers. Where changes in reported net sales differ from prescription growth, this change in net sales may not reflect underlying prescriber demand.

	Worldwide Net Sales			U.S. Net Sales
	2013	2012	% Change	2013	2012	% Change	% Change in U.S. Total Prescriptions vs. 2012
Three Months Ended March 31,

Key Products

Virology
Baraclude	$366	$325	13%	$68	$56	21%	6%
Reyataz	361	358	1%	193	188	3%	(8)%
Sustiva Franchise	387	386	—	251	254	(1)%	(4)%
Oncology
Erbitux	162	179	(9)%	158	176	(10)%	N/A
Sprycel	287	231	24%	115	95	21%	18%
Yervoy	229	154	49%	159	117	36%	N/A
Neuroscience
Abilify	522	621	(16)%	328	445	(26)%	(2)%
Metabolics
Bydureon	52	—	N/A	52	—	N/A	N/A
Byetta	85	—	N/A	84	—	N/A	N/A
Forxiga	3	—	N/A	—	—	N/A	N/A
Onglyza/Kombiglyze	202	161	25%	140	120	17%	8%
Immunoscience
Nulojix	5	1	*	4	1	*	N/A
Orencia	320	254	26%	214	171	25%	N/A
Cardiovascular
Avapro/Avalide	46	207	(78)%	—	108	(100)%	(92)%
Eliquis	22	—	N/A	17	—	N/A	N/A
Plavix	91	1,693	(95)%	66	1,648	(96)%	(98)%

Mature Products and All Other	691	681	1%	122	122	—	N/A

Total	3,831	5,251	(27)%	1,971	3,501	(44)%	N/A

*	In excess of +/- 100%.

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(Unaudited, amounts in millions except per share data)

	Three Months Ended March 31,
	2013	2012
Net Sales	$3,831	$5,251

Cost of products sold	1,063	1,303
Marketing, selling and administrative	994	1,002
Advertising and product promotion	189	194
Research and development	930	909
Other (income)/expense	(19)	(184)

Total Expenses	3,157	3,224

Earnings Before Income Taxes	674	2,027
Provision for income taxes	51	545

Net Earnings	623	1,482

Net Earnings Attributable to Noncontrolling Interest	14	381

Net Earnings Attributable to BMS	$609	$1,101

Earnings per Common Share:
Basic	$0.37	$0.65
Diluted	$0.37	$0.64

Average Common Shares Outstanding:
Basic	1,638	1,687
Diluted	1,655	1,706

Other (income)/expense

Interest expense	$50	$42
Investment income	(25)	(36)
Provision for restructuring	33	22
Litigation charges/(recoveries)	—	(172)
Equity in net income of affiliates	(36)	(57)
Out-licensed intangible asset impairment	—	38
Gain on sale of product lines, businesses and assets	(1)	—
Other income received from alliance partners, net	(57)	(46)
Other	17	25

Other (income)/expense	$(19)	$(184)

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(Unaudited, dollars in millions)

	Three Months Ended March 31,
	2013	2012
Amortization of acquired Amylin intangible assets	$138	$—
Amortization of Amylin collaboration proceeds	(67)	—
Amortization of Amylin inventory adjustment	14	—

Cost of products sold	85	—

Marketing, selling and administrative*	1	8

Research and development**	—	58

Provision for restructuring	33	22
Acquisition related expenses	—	12
Litigation charges/(recoveries)	—	(172)
Out-licensed intangible asset impairment	—	38
Loss on debt repurchase	—	19
Upfront, milestone, and other licensing receipts	(14)	—

Other (income)/expense	19	(81)

Increase/(decrease) to pretax income	105	(15)
(Income tax)/tax benefit on items above	(35)	8

Increase/(decrease) to net earnings	$70	$(7)

*	Specified items in marketing, selling and administrative are process standardization implementation costs.
**	Specified items in research and development in 2012 are IPRD impairment charges.

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF CERTAIN NON-GAAP LINE ITEMS TO GAAP LINE ITEMS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(Unaudited, dollars in millions)

Three months ended March 31, 2013	GAAP	Specified Items*	Non GAAP

Gross Profit	$2,768	85	$2,853

Marketing, Selling and Administrative	994	(1)	993

Research and Development	930	—	930

Other (income)/expense	(19)	(19)	(38)

Effective Tax Rate	7.6%	3.4%	11.0%

Three months ended March 31, 2012	GAAP	Specified Items*	Non GAAP

Gross Profit	$3,948	—	$3,948

Marketing, Selling and Administrative	1,002	(8)	994

Research and Development	909	(58)	851

Other (income)/expense	(184)	81	(103)

Effective Tax Rate	26.9%	(0.2)%	26.7%

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF NON-GAAP EPS TO GAAP EPS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(Unaudited, amounts in millions except per share data)

	Three Months Ended March 31,
	2013	2012
Net Earnings Attributable to BMS – GAAP	$609	$1,101
Earnings attributable to unvested restricted shares	—	(1)

Net Earnings used for Diluted EPS Calculation – GAAP	$609	$1,100

Net Earnings Attributable to BMS – GAAP	$609	$1,101
Less Specified Items*	70	(7)

Net Earnings Attributable to BMS - Non-GAAP	679	1,094
Earnings attributable to unvested restricted shares	—	(1)

Net Earnings used for Diluted EPS Calculation - Non-GAAP	$679	$1,093

Average Common Shares Outstanding - Diluted	1,655	1,706

Diluted EPS - GAAP	$0.37	$0.64
Diluted EPS Attributable to Specified Items	0.04	—

Diluted EPS - Non-GAAP	$0.41	$0.64

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

NET DEBT CALCULATION

AS OF MARCH 31, 2013 AND DECEMBER 31, 2012

(Unaudited, dollars in millions)

	March 31, 2013	December 31, 2012
Cash and cash equivalents	$1,355	$1,656
Marketable securities–current	1,178	1,173
Marketable securities–long-term	3,242	3,523

Cash, cash equivalents and marketable securities	5,775	6,352
Short-term borrowings and current portion of long-term debt	(1,372)	(826)
Long-term debt	(6,522)	(6,568)

Net debt position	$(2,119)	$(1,042)